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EXHIBIT 10.1

                                  AMENDMENT #1
                                CONTRACT OF SALE
                               SECURITY AGREEMENT
                               DATED JULY 20, 2006

CAPCO FINANCIAL COMPANY - A DIVISION OF GREATER BAY BANK, N.A., has amended its name to GREATER BAY BUSINESS FUNDING, A DIVISION OF GREATER BAY BANK N.A., hereinafter referred to as "GBBF":

GBBF COVENANTS:

PARAGRAPH 25

GBBF reserves the sum of ($6,000,000.00) SIX MILLION AND 00/100 for the purchase of ALL of CLIENT's Accounts. These funds are available daily at CLIENT's option, subject to restriction as governed by the Advance Formula. Daily availability will be communicated to CLIENT via GBBF's Availability / Advance Request.

IS HEREBY REPLACED WITH:

GBBF reserves the sum of ($5,000,000.00) FIVE MILLION AND 00/100 for the purchase of ALL of CLIENT's Accounts. These funds are available daily at CLIENT's option, subject to restriction as governed by the Advance Formula. Daily availability will be communicated to CLIENT via GBBF's Availability / Advance Request.

PARAGRAPH 26

This Agreements initial term of Twenty Four (24) months, is hereby EXTENDED UNTIL OCTOBER 20, 2007 and unless terminated by either party giving not less than thirty (30) days prior written notice.

This amendment is effective and applicable to invoices purchased after July 20, 2007. All other terms, covenants and conditions will remain in effect and unchanged.

EASYLINK SERVICES CORPORATION


By: /s/ Peter S. Macaluso
    ---------------------------------
Title: Vice President, Finance


EASYLINK SERVICES USA, INC.


By: /s/ Peter S. Macaluso
    ---------------------------------
Title: Vice President, Finance


GREATER BAY BUSINESS FUNDING, A DIVISION
OF GREATER BAY BANK N.A.


By: /s/ Heather Simon
    ---------------------------------
Title: Vice President